UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2015

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Indentification No.)

One Hartford Plaza, Hartford, Connecticut		06155
(Address of principal executive offices)		(Zip Code)
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code:	860-547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
The Hartford Financial Services Group, Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2015. Shareholders voted as follows on the matters presented for a vote.

1.
The nominees for election to the Company’s Board of Directors were elected to hold office until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
ROBERT B. ALLARDICE, III	331,338,077	1,429,351	1,361,623	39,625,035
TREVOR FETTER	327,346,557	5,424,087	1,358,407	39,625,035
KATHRYN A. MIKELLS	327,746,906	5,047,804	1,334,341	39,625,035
MICHAEL G. MORRIS	329,138,353	3,643,040	1,347,658	39,625,035
THOMAS A. RENYI	327,677,217	5,093,654	1,358,180	39,625,035
JULIE G. RICHARDSON	331,718,993	990,916	1,419,142	39,625,035
TERESA W. ROSEBOROUGH	331,486,361	1,272,543	1,370,147	39,625,035
VIRGINIA P. RUESTERHOLZ	331,692,061	1,100,694	1,336,296	39,625,035
CHARLES B. STRAUSS	326,778,614	5,897,341	1,453,096	39,625,035
CHRISTOPHER J. SWIFT	312,949,239	12,930,791	8,249,021	39,625,035
H. PATRICK SWYGERT	311,217,042	16,233,129	6,678,880	39,625,035

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
366,669,440	5,689,690	1,394,956	—

3.
The proposal to consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
316,302,263	16,012,886	1,813,902	39,625,035

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 20, 2015	By:	/s/ Donald C. Hunt

Name: Donald C. Hunt
Title: Vice President and Corporate Secretary